					Exhibit 99.2
Earnings Impact of Money Market Fund Support
For the Quarter Ended March 31, 2008
Estimated and Unaudited

($ in thousands)
	Transaction	Support		Cash	Gross	After Tax
Description	Date	Amount		Collateral	Charge (7)	Charge (8)

Letters of Credit (1)	Nov. 2007	$335,000		$286,250	$66,550	$28,137

Capital Support Agreement (2)	Nov. 2007	15,000		15,000	(796)	(199)

Purchased Canadian Conduit Securities (3)	Dec. 2007	99,000	(5)	-	1,808	391

Total Return Swap (2)	Dec. 2007	890,000	(5)	139,480	4,967	1,182

Purchased Non-bank Sponsored SIVs (2)(4)	Dec. 2007	82,000	(5)	-	(320)	(81)

Letter of Credit (6)	Mar. 2008	150,000		-	110,002	54,673

Capital Support Agreements (6)	Mar. 2008	400,000		400,000	316,184	194,997

Total		$1,971,000		$840,730	$498,395	$279,100
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(1) Pertains to Citi Institutional Liquidity Fund P.L.C. (USD Fund) and Prime Cash Reserves Portfolio
(2) Pertains to Citi Institutional Liquidity Fund P.L.C. (USD Fund)
(3) Pertains to the Legg Mason Western Asset Canadian Money Market Fund
(4) Securities are expected to mature in May 2008
(5) Represents principal amount of securities subject to transaction
(6) Pertains to Citi Institutional Liquid Reserves Portfolio, a Series of Master Portfolio Trust
(7) Includes mark-to-market losses and net financing costs, if applicable
(8) Includes related adjustments to compensation, where applicable, and income tax benefits